Exhibit 10.1

                          CONTRACT (1) 41 - 04/2013
                            On April, 16th, 2013

     Company Tangshan Monopy Ceramic Co., Ltd. , hereinafter referred to as the "Sellers", represented by Fubao Qin on the one part, and Company Vesta International, Corp., hereinafter referred to as the "Buyers", represented by Yan Wang on the other part, have concluded the present Contract for the following:

                         1. The Subject of the Contract

     1.1 The Seller sells and the Buyer buys ceramic sanitary ware, named below as Goods, in quantity and assortment according to Commercial Invoice which are made out on each party (set) of the Goods separately, are assured by signatures and seal of the Parties (sides), and are an integral part of the Contract.

                 2. The Price and the total Sum of the Contract

     2.1 Currency of the Contract - US dollars. The total sum of the Contract makes: 850 000 US dollars (Eight hundred and fifty thousand dollars.).
     2.2 The Products will be sold according to the Price List existing at the selling. The Sellers should notify to the Buyers such Price List beforehand.
     2.3 The prices of Products are stipulated by the Sellers on the following payment terms: "100% payment in advance" and the following delivery terms: FOB, Shanghai, China, (according to the "Incoterms 2000")
     2.4 The prices for the Goods, according to the existing contract, are determined in the Commercial Invoice or in Proforma Invoice, accompanying each consignment of goods. Cost of packing, marks, loading, export customs charges are included in the price of the Goods.
     2.5 The total sum of the contract can be extended by additional agreement between the Parties and fixed by a Specification.

        3. Packing, Quality of the Goods and the Guarantee of the Seller

     3.1 The Goods should be shipped in the standard packing providing safety of the goods. The Seller bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.
     3.2 Acceptance of the goods by amount is made by transfer of the goods of the transport organization. Carrying out delivery of the goods for the Buyer. Acceptance of the goods on quality is made within 20 days from the moment of reception of the goods in a warehouse of the Buyer.
     3.3 In case of delivery of the poor-quality goods within 45 days from shipping date or at time of opening the container the Seller undertakes to replace the poor-quality goods qualitative, thus the transport and other charges connected with replacement of the poor-quality goods are carried by the Seller.
     3.4 The Seller guarantees, that the quantity of the put Goods will correspond to the quantity specified in the Contract. The Seller guarantees, that the quality of the goods will be as the samples, which was transferred by the Seller to the Buyer.
     3.5 The quality and condition of the goods should be in full conformity with the technical, sanitary performances, requirements and standards, which are legal in the Sellers' country.

                      4. Terms of Payment and Delivery Time

     4.1 All the Products delivered under the present Contract shall be divided into consignments depending on the transportation facilities used during the delivery.
     4.2 The terms of payment are: 100 % payment of total value in advance (prepayment).

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     4.3 The payment for the goods  delivered  under the Contract is made to the
Sellers' clearing account by bank transfer.
     4.4 Delivery of the Goods is carried out by job lots, according to the Commercial Invoice. The Seller is undertake to deliver each party of the Goods under the present contract not later than 35 days from the moment of reception of an advance payment.

                                   5. Disputes

     5.1 All disputes and differences which may arise out of the present Contract or in connection with it, will be solved by way of friendly negotiations.
     5.2 In case the Parties will not come to the agreement business is subject to the China International Economic and Trade Arbitration Commission (Beijing) according to the related international law. The decision of arbitration Court is final and obligatory for both Parties.

                                6. Force-Majeura

     6.1 The parties are free from the responsibility for full or partial unfulfilment of their obligations under the present Contract if it was the result of force-majeure circumstances, i.e. fire, earth-quake, other act of God, acts of state bodies, military actions which arose after signing the present Contract. In this case the time of fulfilment of obligations is shifted for the period of existence of such circumstances.
     6.2 The party for which it becomes impossible to fulfil its obligations, is to inform the other party in writing about the beginning, expected duration and finishing of the above-indicated circumstances immediately, yet not later than within 5 days from the moment of their beginning and finishing. The facts given in the notice are to be confirmed by the appropriate acts of the Chamber of Commerce and Industry or some competent state body.
     6.3 In case either party did not inform the other party within the above-indicated period about the beginning of force-majeur circumstances or failed to confirm the fact of their beginning by the act of a competent state authority, this party loses the right to refer to these circumstances and is not free from the responsibility for unfulfilment of its obligations within the time period indicated in the Contract.
     6.4 In case due to the action of force-majeur circumstances the impossibility to fully or partially fulfil the obligations under the Contract lasts for more than three months, either party has the right to cancel the present Contract fully or partially and, in this event, neither party shall have the right of claim for the compensation of losses made on the other party.

7. Other Conditions

     7.1 All the preliminary agreements, negotiations and correspondence preceding to and connected with the present Contract are cancelled from the date of its coming into force.
     7.2 All notices, letters of advice and claims connected with the fulfilment of the present Contract are done in writing and signed by the authorized representatives of the Sellers and the Buyers.
     7.3 All the amendments and addenda to the present Contract are valid only subject to the fact that they are signed by authorized representatives of the parties of the Contract.
     7.4 Neither of the parties can transfer its rights and obligations under the Contract to any third party without the written agreement of the other party.
     7.5 In case of inappropriate fulfilment by the Sellers or the Buyers of their obligations under the present Contract and/or violation of the terms of the Contract, the party at fault should cover all the possible losses of the other party connected with the above violation.
     7.6 The present Contract comes into power at the date of signature and expires on the 31 December of the year 2014.
     7.7 The present Contract is done in 2 copies, one copy for the Sellers and one for the Buyers, both duly signed copies being of equal value.

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     7.8 All the documents  issued by the Parties  within limits of the Contract are valid if they are either underwritten by the authorized representatives of the Sellers and/or the Buyers or signed by their facsimile signatures. All the documents stamped and signed by the authorized representatives of the Sellers and and/or the Byers and sent by fax or email are valid.

                      8. Address and Requisits of the Sides



                                             Buyer:
Seller:
Tangshan Monopy Ceramic Co., Ltd.            Vesta International, Corp.

Address Nan Pu Industrial                    Adress: 56-26 Chongshan Middle Rd,
Development Zone                             1-5-1, Huanggu, Shenyang, Liaoning,
Tangshan, China                              China, 110031

Sales Tel: 86-0315-5095919, 5095920          Tel: 86-15940503507
Email: monopy@monopy.com                     Email: vesta.int.corp@gmail.com

                          9. Signatures of the Parties



/s/ Fubao Qin                                /s/ Yan Wang
-----------------------------                -----------------------------
Fubao Qin                                    Yan Wang


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